QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
CSG SYSTEMS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CSG Systems International, Inc.
7887 East Belleview Avenue, Suite 1000
Englewood, Colorado 80111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2003

        The annual meeting of stockholders of CSG Systems International, Inc. (the "Company") will be held at the office of the Company, 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado, on Friday, May 30, 2003, at 8:30 a.m., for the following purposes:

        1.    To elect three Class III Directors.

        2.    To transact such other business as properly may come before the meeting or any adjournments thereof.

        The Board of Directors fixed the close of business on April 1, 2003, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the meeting or any adjournment thereof.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

Joseph T. Ruble Secretary

April 3, 2003

        REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE ENCLOSED ENVELOPE IS MAILED IN THE UNITED STATES. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. THE PROXY WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

CSG Systems International, Inc.
7887 East Belleview Avenue, Suite 1000
Englewood, Colorado 80111

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

May 30, 2003

        This Proxy Statement is furnished by the Board of Directors (the "Board") of CSG Systems International, Inc. (the "Company") in connection with the Board's solicitation of proxies for use at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at the office of the Company, 7887 East Belleview Avenue, Suite 1000, Englewood, Colorado, on Friday, May 30, 2003, at 8:30 a.m., and at any adjournments of the Annual Meeting. All proxies will be voted in accordance with the instructions contained in such proxies; if no choice is specified, the proxies will be voted in favor of the director nominees named in this Proxy Statement. A stockholder may revoke a proxy at any time before it is exercised either by giving written notice to that effect to the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

        The Board fixed the close of business on April 1, 2003, as the record date for determining the stockholders of the Company who are entitled to notice of and to vote at the Annual Meeting. At the close of business on April 1, 2003, there were outstanding and entitled to vote at the Annual Meeting 52,247,643 shares of Common Stock of the Company, par value $.01 per share ("Common Stock"). Each share is entitled to one vote.

        The Company will bear all costs of this solicitation of proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, and their appointed agents may solicit proxies in person or by telephone, e-mail, facsimile or other means. The Company will request brokers, custodians and fiduciaries to forward proxy soliciting material to the owners of stock held in their names. The Company will reimburse banks and brokers for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy material.

        The Company is mailing its Annual Report to stockholders for 2002 with this Proxy Statement and the accompanying proxy on or about April 16, 2003.

Quorum and Votes Required

        A majority of the shares of Common Stock outstanding on the record date is required to be present or represented by proxy at the Annual Meeting in order to have the quorum necessary to take action at the Annual Meeting. Assuming that a quorum is present at the Annual Meeting, the three nominees for election as Class III directors who receive the greatest number of votes cast in the election of directors will be elected as Class III directors.

        Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector appointed for the Annual Meeting. The inspector will treat abstentions as Common Stock that is present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to stockholders for a vote. Abstentions will have no effect in the election of directors but will have the effect of a "no" vote with respect to any other matters voted upon. If a broker indicates on a proxy that such broker does not have discretionary authority to vote on a particular matter as to certain shares of Common Stock, then such shares will not be counted in determining the number of votes required for approval of such matter; however, such "broker non-votes" will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

BENEFICIAL OWNERSHIP OF COMMON STOCK

        The first table below sets forth each person known by the Company to own beneficially more than 5% of the outstanding Common Stock as of December 31, 2002. The second table below sets forth to the Company's knowledge the beneficial ownership of Common Stock by each director and each executive officer of the Company named in the Summary Compensation Table, individually, and by all directors and executive officers of the Company as a group as of January 31, 2003.

Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
J. & W. Seligman & Co. Incorporated William C. Morris Seligman Communications & Information Fund, Inc. 100 Park Avenue New York, NY 10017	6,590,718	(1)	12.74%
Kayne Anderson Rudnick Investment Management, LLC 1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067	4,188,681	(2)	8.10%
FMR Corp. Edward Johnson 3d Abigail P. Johnson Fidelity Management & Research Company Fidelity Low Priced Stock Fund 82 Devonshire Street Boston, MA 02109	3,546,377	(3)	6.86%
Sterling Capital Management LLC Sterling MGT, Inc. Eduardo A. Brea Alexander W. McAlister David M. Ralston Brian R. Walton Mark Whalen 4064 Colony Road, Suite 300 Charlotte, NC 28211	3,036,275	(4)	5.87%
Ronald Juvonen c/o Downtown Associates, L.L.C. 674 Unionville Road, Suite 105 Kennett Square, PA 19348	2,957,255	(5)	5.72%

(1)
J. & W. Seligman & Co. Incorporated ("JWS"), William C. Morris ("Mr. Morris") as the owner of a majority of the outstanding voting securities of JWS and Seligman Communications & Information Fund, Inc. (the "Seligman Fund") have filed with the Securities and Exchange Commission (the "SEC") a joint amended Schedule 13G dated February 11, 2003. Such filing states that (i) JWS is the investment adviser for the Seligman Fund, (ii) JWS and Mr. Morris have shared voting power with respect to 6,586,683 of these shares, and the Seligman Fund has shared voting power with respect to 5,000,000 of these shares and (iii) JWS and Mr. Morris have shared dispositive power with respect to all of these shares, and the Seligman Fund has shared dispositive power with respect to 5,000,000 of these shares.

(2)
Kayne Anderson Rudnick Investment Management, LLC ("Kayne Anderson") has filed with the SEC an amended Schedule 13G dated January 20, 2003, stating that Kayne Anderson has shared voting and dispositive power over these shares. Such filing also states that these shares are owned by several accounts managed, with discretion to purchase or sell securities, by Kayne Anderson.
(3)
FMR Corp., Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company ("Fidelity") and Fidelity Low Priced Stock Fund (the "Fidelity Fund") have filed with the SEC a joint Schedule 13G dated February 14, 2003. Such filing states that (i) Fidelity, a wholly owned subsidiary of FMR Corp., is the beneficial owner of 3,546,148 of these shares as a result of its acting as investment adviser to various registered investment companies, (ii) the Fidelity Fund is the owner of 3,546,148 of these shares, (iii) Edward C. Johnson 3d as Chairman of FMR Corp., FMR Corp. through its control of Fidelity, and the Fidelity Fund each has sole power to dispose of the shares owned by the Fidelity Fund, (iv) the power to vote the shares owned by the Fidelity Fund resides with the Board of Trustees of the Fidelity Fund, (v) Geode Capital Management, LLC is the beneficial owner of 229 of these shares and has certain indirect relationships with FMR Corp. and (vi) members of the Edward C. Johnson 3d family, including Edward C. Johnson 3d and Abigail P. Johnson, are the predominant owners of Class B common stock of FMR Corp. and may be deemed to be a controlling group with respect to FMR Corp.
(4)
Sterling Capital Management LLC ("Sterling"), Sterling MGT, Inc. ("Sterling Management"), Eduardo A. Brea, Alexander W. McAlister, David M. Ralston, Brian R. Walton and Mark Whalen have filed with the SEC a joint Schedule 13G dated February 4, 2003, stating that they have shared voting power and shared dispositive power with respect to these shares. Such filing also states that (i) Sterling Management is the managing member of Sterling, (ii) Messrs. Brea, McAlister, Ralston, Walton and Whalen are controlling shareholders of Sterling Management and (iii) Sterling is a registered investment adviser whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, these shares.
(5)
Ronald Juvonen ("Mr. Juvonen") has filed with the SEC an amended Schedule 13G dated February 14, 2003. Such filing states that (i) these shares are held by Downtown Associates I, L.P., Downtown Associates II, L.P., Downtown Associates III, L.P., Downtown Associates IV, L.P. and Downtown Associates V, L.P., (ii) the general partner of such partnerships is Downtown Associates, L.L.C. and (iii) Mr. Juvonen, as the managing member of such general partner, has sole power to vote and direct the disposition of these shares.

Directors and Executive Officers

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)(2)(3)		Percentage of Common Stock Outstanding
William E. Fisher	190,000		*
George F. Haddix	649,490	(4)	1.24%
Neal C. Hansen	2,344,437	(5)	4.47%
Peter E. Kalan	96,116		*
Edward C. Nafus	256,916		*
Janice I. Obuchowski	45,418		*
John P. Pogge	208,059		*
Bernard W. Reznicek	52,500		*
Frank V. Sica	233,182		*
Donald V. Smith	14,000		*
All directors and executive officers as a group (10 persons)	4,090,118		7.74%

*
Less than 1% of the outstanding Common Stock.

(1)
Each person named has sole voting and investment power over the shares owned by him or her except as indicated in footnotes (3) and (4) and except that Ms. Obuchowski has shared voting and investment power with her husband as to 3,918 shares.
(2)
Includes 33,500, 195,900, 14,100, 160,120, 41,500, 44,664, 49,500, 41,500, 8,000 and 588,784 shares subject to currently exercisable options which are held by Mr. Haddix, Mr. Hansen, Mr. Kalan, Mr. Nafus, Ms. Obuchowski, Mr. Pogge, Mr. Reznicek, Mr. Sica and Mr. Smith and all directors and executive officers as a group, respectively.
(3)
Includes restricted shares of Common Stock awarded under the 1996 Stock Incentive Plan of the Company. Each holder of restricted shares may vote such shares but may not sell, transfer or encumber such shares until they vest in accordance with the applicable restricted stock award agreement. Persons named in this table hold the following numbers of restricted shares as of January 31, 2003:

Name	Number of Restricted Shares
William E. Fisher	70,000
Neal C. Hansen	590,000
Peter E. Kalan	80,416
Edward C. Nafus	60,416
John P. Pogge	105,104
(4)
Includes 25,000 shares owned by a charitable organization of which Dr. Haddix is a trustee. Dr. Haddix disclaims beneficial ownership of such 25,000 shares, as to which he has shared voting and investment power.
(5)
Includes 435,000 shares owned by Hansen Partnership, Ltd., of which Mr. Hansen is General Partner, and 63,408 shares owned by Mr. Hansen's spouse. Mr. Hansen disclaims beneficial ownership of the shares owned by his spouse (as to which he has neither voting nor investment power) and, except to the extent of his pecuniary interest therein, the shares owned by Hansen Partnership, Ltd.

ELECTION OF DIRECTORS

        The Board is divided into three classes presently consisting of two Class I directors, two Class II directors and three Class III directors whose present terms continue until the annual meetings of stockholders of the Company to be held in 2004, 2005 and 2003, respectively, and until their respective successors are elected and qualified. Three Class III directors will be elected at the Annual Meeting to serve for a three-year term expiring at the annual meeting of stockholders to be held in 2006.

        Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Messrs. Haddix, Hansen and Sica as Class III directors. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company does not presently contemplate that any of such nominees will be unable to serve.

        The following information relates to the Board's nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Election as Class III Directors With Terms Expiring in 2006:

George F. Haddix, Ph.D.	Director since 1994

        Dr. Haddix, 64, is a co-founder of the Company and was the President and Chief Technical Officer of the Company from its formation in 1994 until September 1997. He has served as a director of the Company since its formation in 1994. Dr. Haddix currently is a private investor and also serves as chief executive officer of PKW Holdings, Inc., a privately owned software company. Subsequent to his retirement as an employee of the Company at the end of 1997, Dr. Haddix served until December 1999 as a consultant to the Company with respect to its technical management and administration. From 1991 until co-founding the Company, Dr. Haddix was a private investor. From 1989 to 1991, Dr. Haddix was a General Partner in Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1987 to 1988, Dr. Haddix served as President and Chief Executive Officer of US WEST Network Systems, Inc. Dr. Haddix received a Ph.D. in mathematics from Iowa State University in 1968 and has served on the faculties of three universities. Dr. Haddix also is a director of infoUSA Inc.

Neal C. Hansen	Director since 1994

        Mr. Hansen, 62, is a co-founder of the Company and has been the Chairman of the Board, Chief Executive Officer and a director of the Company since its formation in 1994. From 1991 until co-founding the Company, Mr. Hansen served as a consultant to several software companies, including First Data Corporation ("FDC"). From 1989 to 1991, Mr. Hansen was a General Partner in Hansen, Haddix and Associates, a partnership which provided advisory management services to suppliers of software products and services. From 1983 to 1989, Mr. Hansen was Chairman and Chief Executive Officer of US WEST Applied Communications, Inc. and President of US WEST Data Systems Group. From 1971 to 1983, Mr. Hansen served in a variety of executive positions with FDC and in 1982 was responsible for the development of FDC's cable television processing division, which was acquired by the Company in 1994.

Frank V. Sica	Director since 1994

        Mr. Sica, 52, has served as a director of the Company since its formation in 1994. Mr. Sica has been a Managing Director of Soros Fund Management LLC since May 1998. He was a Managing Director of Morgan Stanley & Co. Incorporated from 1988 to March 1998. Mr. Sica also is a director of Kohl's Corporation, Emmis Communications Corporation and JetBlue Airways Corporation.

Class I Directors With Terms Expiring in 2004:

Janice I. Obuchowski	Director since 1997

        Ms. Obuchowski, 51, was elected to the Board in November 1997. Ms. Obuchowski has been President of Freedom Technologies, Inc., a provider of telecommunications research and consulting services, since 1992. From 1995 to June 1998, Ms. Obuchowski also was an Executive Vice President of NextWave Telecom, Inc., a provider of wireless communications services. On December 23, 1998, NextWave Telecom, Inc. filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code; subsidiaries of NextWave Telecom, Inc. had filed similar petitions on June 8, 1998. Ms. Obuchowski served as Assistant Secretary for Communications and Information for the Department of Commerce and as Administrator for the National Telecommunications and Information Administration during the presidential administration of George H.W. Bush. Ms. Obuchowski also is a director of Orbital Sciences Corporation and Stratos Global Corporation.

John P. Pogge	Director since 1997

        Mr. Pogge, 49, joined the Company in 1995 and has been President and Chief Operating Officer of the Company since September 1997. Prior to that time, he was an Executive Vice President of the Company and General Manager, Business Units. From 1991 to 1995, Mr. Pogge was Vice President, Corporate Development, of US WEST, Inc. Mr. Pogge was elected to the Board in September 1997.

Class II Directors With Terms Expiring in 2005:

Donald V. Smith	Director since 2002

        Mr. Smith, 60, was elected to the Board in January 2002. Mr. Smith presently serves as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., an international investment banking firm with whom he has been associated since 1988. He currently is in charge of the firm's New York office and also is a director of the firm. From 1978 to 1988, Mr. Smith headed the valuation and reorganization services of Morgan Stanley & Co. Incorporated.

Bernard W. Reznicek	Director since 1997

        Mr. Reznicek, 66, was elected to the Board in January 1997. Mr. Reznicek served as National Director, Special Markets, for Central States Indemnity Company of Omaha, a Berkshire Hathaway insurance company, from January 1997 until January 2003. Mr. Reznicek currently is a consultant and private investor. Mr. Reznicek was Dean of the College of Business Administration at Creighton University from April 1994 to December 1996. Previously, Mr. Reznicek was Chairman (1992-94) and Chief Executive Officer (1990-94) of Boston Edison Company, an electric utility company. Mr. Reznicek also is a director of Pulte Homes, Inc.

        There currently is a vacancy in Class I of the Company's directors. The Board at any time prior to the 2004 annual meeting of stockholders of the Company may exercise its exclusive authority to fill such vacancy.

        There are no family relationships between any of the directors or executive officers of the Company. There are no arrangements between any director, nominee or executive officer of the Company and any other person pursuant to which such director, nominee or executive officer was selected for such position.

        The Board has a standing Audit Committee, presently composed of Ms. Obuchowski and Messrs. Haddix and Reznicek (Chairman). The Audit Committee held six meetings during 2002 and on one other occasion acted by unanimous written consent. The Committee's purpose, as currently set forth in its charter, is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. Currently, the Audit Committee recommends to the Board the independent auditors to be selected by the Board. The members of the Audit Committee are "independent directors" as defined in the applicable rule of the National Association of Securities Dealers, Inc. In November 2002, upon the recommendation of the Audit Committee, the Board adopted a revised Audit Committee Charter, which appears as an Appendix to this Proxy Statement.

        The Board has a standing Compensation Committee, presently composed of Messrs. Reznicek, Sica (Chairman) and Smith. The Compensation Committee held five meetings during 2002 and on two other occasions acted by unanimous written consent. During 2002 the Committee's functions were to provide oversight with respect to the compensation and benefits policies, plans and programs of the Company and its subsidiaries for the executive management of the Company and its subsidiaries and, to the extent not otherwise determined by contract or formal plan, to review and recommend to the Board salaries, bonuses and other benefits and compensation for the executive officers of the Company. The Committee also is responsible for the administration of and the granting of stock options and other awards under the Company's 1995 Incentive Stock Plan, 1996 Stock Incentive Plan and 2001 Stock Incentive Plan.

        The Board has a standing Nominating and Corporate Governance Committee, presently composed of Ms. Obuchowski (Chairwoman) and Mr. Reznicek, which held two meetings during 2002. During 2002 the Committee's functions (as a nominating committee only) were to recommend to the Board the size, structure and composition of the Board and to identify, recruit and recommend to the Board candidates for election to the Board. The Committee will consider qualified nominees recommended by the Company's stockholders. A stockholder who wishes to recommend a nominee for consideration by the Committee should submit the recommendation in writing to the Secretary of the Company, indicating the proposed nominee's qualifications and other relevant biographical information and providing written confirmation of the proposed nominee's consent to serve as a director if nominated and elected.

        During 2002, the Board held eight meetings and on four other occasions acted by unanimous written consent. During 2002, all directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they serve.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of a class of the Company's equity securities registered under such Act, to file certain reports of ownership and changes of ownership of the Company's equity securities with the SEC. Officers, directors and more than 10% stockholders are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

        Based solely on its review of the copies of such forms submitted to it, or written representations from certain reporting persons that no Form 5 was required for those persons, the Company believes that all filing requirements applicable to its officers and directors were complied with for the year ended December 31, 2002.

Compensation of Directors

        Each non-employee director of the Company is entitled to receive the following compensation: (i) $2,500 for each meeting of the Board attended in person, (ii) $500 for each meeting of the Board attended by conference telephone call or its equivalent and (iii) $500 for each meeting of a committee of the Board attended in person or by conference telephone call or its equivalent. Directors who are officers or employees of the Company do not receive additional compensation for serving as a director or committee member. In addition to his compensation for Board and committee meeting attendance, Mr. Reznicek received compensation of $15,000 during 2002 for his services during 2001 and 2002 as a member of a special committee which addressed various facets of Mr. Hansen's compensation and incentive programs.

        The Company also has a Stock Option Plan for Non-Employee Directors (the "Directors Plan") which was approved at the 1997 annual meeting of stockholders. On January 7, 2002, the Board granted options under the Directors Plan to each of Messrs. Haddix, Reznicek and Sica and Ms. Obuchowski to purchase 1,500 shares of Common Stock at a price per share of $38.59; such options became fully exercisable upon their grant. On January 17, 2002, the Board granted an option under the Directors Plan to Mr. Smith to purchase 24,000 shares of Common stock at a price of $34.95 per share. On August 22, 2002, the Board granted options under the Directors Plan to each of the five non-employee directors of the Company to purchase 10,000 shares of Common Stock at a price of $12.92 per share. The options granted on January 17 and August 22, 2002, become exercisable in three equal installments on the first, second and third anniversaries of the grant date if the optionee is then a member of the Board and will expire ten years after the date of the grant if not sooner exercised. If the optionee ceases to be a member of the Board before fully exercising such option, then various provisions of the Plan relating to such an event will govern the continuing exercisability of such option. The options granted on August 22, 2002, provide for the acceleration of their exercisability upon the occurrence of certain "change of control" events specified in the option agreements.

Compensation of Executive Officers

        The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each of its other four most highly compensated executive officers for services rendered during 2002.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position During 2002	Year	Salary ($)	Bonus(1) ($)	Other Annual Compensation(2) ($)	Restricted Stock(3) ($)	Stock Options (#)	All Other Compensation(4) ($)
Neal C. Hansen, Chairman of the Board and Chief Executive Officer	2002 2001 2000	750,000 650,000 550,000	525,000 422,500 407,550	127,227 167,257 20,994	1,306,800 — —	370,000 480,000 60,000	15,500 13,600 13,600
John P. Pogge, President and Chief Operating Officer	2002 2001 2000	425,000 400,000 325,000	208,250 240,000 222,300	85,053 16,863 17,017	1,248,636 — —	40,000 87,500 35,000	21,750 19,850 14,800
Edward C. Nafus, Executive Vice President	2002 2001 2000	375,000 335,000 300,000	170,625 184,250 188,100	3,757 3,894 3,110	717,742 — —	37,500 72,500 25,000	18,731 11,050 17,300
William E. Fisher(5), Executive Vice President	2002 2001	375,000 335,000	170,625 53,600	341,676 —	831,600 —	110,000 150,000	6,250 —
Peter E. Kalan(6), Senior Vice President and Chief Financial Officer	2002 2001 2000	315,000 225,000 155,231	159,250 112,500 105,450	7,156 13,315 9,998	986,542 — —	40,000 70,000 35,000	21,449 15,353 14,490

(1)
Bonuses are annual performance bonuses paid to the executive officers pursuant to the Company's Performance Bonus Plan. Such bonuses are based upon the level of achievement of pre-established Company financial objectives and individual performance objectives and are subject to Board approval. The bonus earned for each year is payable in the first quarter of the subsequent year.
(2)
The amounts shown include (i) for each year, reimbursements to each named executive officer for income taxes on perquisites and other personal benefits and on the tax reimbursement amounts, (ii) for 2002, (a) perquisites and other personal benefits of $75,851 received by Mr. Hansen, including $37,610 for financial and tax planning and tax preparation services and $21,349 for personal use of the Company's aircraft, (b) perquisites and other personal benefits of $53,334 received by Mr. Pogge, including $34,136 for financial and tax planning and tax preparation services and (c) perquisites and other personal benefits of $200,316 received by Mr. Fisher, including $194,448 for relocation expenses, and (iii) for 2001, perquisites and other personal benefits of $104,571 received by Mr. Hansen, including $64,619 for financial and tax planning and tax return preparation services. With respect to Mr. Hansen during 2000, Mr. Pogge during 2000 and 2001, Mr. Fisher during 2001, and Messrs. Nafus and Kalan for all years, the aggregate amount of perquisites and other personal benefits, securities or property received did not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus reported for such individual and has been excluded from this Table.

(3)
The number of restricted shares held by the named executive officers on December 31, 2002, and the value of such shares on such date (based upon the $13.65 closing price of the Common Stock) are as follows:

Executive Officer	Number of Restricted Shares	Value
Neal C. Hansen	110,000	$1,501,500
John P. Pogge	105,104	1,434,670
Edward C. Nafus	60,416	824,678
William E. Fisher	70,000	955,500
Peter E. Kalan	80,416	1,097,678

  The total number of restricted shares awarded to the named executive officers during 2002 is shown above in this footnote (all such restricted shares having been awarded in 2002). The restricted shares awarded to Mr. Hansen will vest on August 30, 2003. 25% of the restricted shares awarded to Messrs. Pogge, Nafus and Fisher will vest on each of August 30, 2003, 2004, 2005 and 2006. 7,500 of the restricted shares awarded to Mr. Kalan will vest on each of August 22, 2003, 2004, 2005 and 2006; and 12,604 of the restricted shares awarded to Mr. Kalan will vest on each of August 30, 2003, 2004, 2005 and 2006. In each case, the vesting of restricted shares is subject to the continuous employment of the particular executive officer by the Company until the specified vesting date. However, all of the restricted shares shown in this footnote are subject to accelerated vesting upon the death of the particular executive officer while employed by the Company, the termination of the particular executive officer's employment by the Company as a result of certain disabilities or after he has reached the age of 65 years or the occurrence of certain "change of control" events specified in the award agreements. The Company has never paid any dividends on its Common Stock and has no plans to do so at this time. The restricted shares shown in this footnote (50,416 of the shares shown in the case of Mr. Kalan) were awarded to the respective executive officers in exchange for the surrender by them and cancellation of certain stock options previously granted to such executive officers under the 1996 Stock Incentive Plan of the Company. The number of shares covered by the stock options surrendered by such executive officers and cancelled in August 2002 were as follows:

Executive Officer	Number of Shares Covered by Surrendered Options
Neal C. Hansen	1,390,000
John P. Pogge	353,750
Edward C. Nafus	215,000
William E. Fisher	260,000
Peter E. Kalan	185,000

  In connection with Mr. Hansen's August 2002 surrender of stock options covering 1,390,000 shares of Common Stock, on January 2, 2003, the Company awarded Mr. Hansen an additional 270,833 restricted shares which will vest in three approximately equal installments on January 2, 2005, 2006 and 2007, subject to his continuous employment by the Company until the specified vesting date and to accelerated vesting as described above. In addition to the 50,416 shares of restricted stock awarded to Mr. Kalan in exchange for his surrender of stock options covering 185,000 shares of Common Stock, Mr. Kalan received a separate award of 30,000 restricted shares in August 2002 in recognition of his prior and anticipated future services to the Company.

(4)
All Other Compensation for 2002 for Mr. Hansen consists of employer contributions to the CSG Incentive Savings Plan (a 401(k) plan). All Other Compensation for 2002 for Messrs. Pogge, Nafus, Fisher and Kalan consists of employer contributions to the CSG Incentive Savings Plan (Pogge—$15,500, Nafus—$12,481 and Kalan—$15,199) and employer credits of $6,250 each to the CSG Systems, Inc. Wealth Accumulation Plan. The CSG Systems, Inc. Wealth Accumulation Plan is an

  unfunded deferred compensation plan which provides for elective salary and incentive compensation deferrals by participants. CSG Systems, Inc. matches a participant's deferral up to 25% thereof, with a maximum annual credit of $6,250 per participant.

(5)
Mr. Fisher joined the Company and became an executive officer of the Company in September 2001. Mr. Fisher's salary for 2001 is shown on an annualized basis.
(6)
Mr. Kalan became an executive officer of the Company in August 2000.

Option Grants in 2002

        The following table sets forth the stock options granted to the named executive officers during 2002.

Individual Grants

Name	Options Granted on Common Stock(1) (#)		% of Total Options Granted to Employees in 2002 (%)	Exercise Price per Share(2) ($/share)	Expiration Date	Grant Date Present Value(3) ($)
Neal C. Hansen	370,000	(4)	12.45	34.95	1/17/12	7,520,361
John P. Pogge	40,000		1.35	34.95	1/17/12	813,012
Edward C. Nafus	37,500		1.26	34.95	1/17/12	762,199
William E. Fisher	50,000 60,000		1.68 2.02	34.95 24.81	1/17/12 4/11/12	1,016,265 903,750
Peter E. Kalan	40,000		1.35	34.95	1/17/12	813,012

(1)
All of these options were granted pursuant to the Company's 1996 Stock Incentive Plan. Except as indicated in footnote (4), each option was to become exercisable as to 25% of the shares covered by such option on each of the first four anniversaries of the grant date, with acceleration of the exercisability upon the occurrence of certain specified "change of control" events. All of these options (and certain other options granted prior to 2002) were surrendered by the respective optionees and cancelled in August 2002 in exchange for the restricted stock awards shown in the Summary Compensation Table above and discussed in footnote (3) to such Table.
(2)
The exercise price was the closing market price on the date the option was granted.
(3)
Grant date present value was determined using a modified Black-Scholes option pricing model. The estimated value under the model is based on several assumptions, including an expected volatility factor of 60%, a weighted-average risk-free rate of return of 3.6%, no dividend yield and an expected option life of 5.6 years, and may not be indicative of actual value.
(4)
This option was to become exercisable as to 74,000, 98,666, 98,667 and 98,667 shares on January 17, 2003, 2004, 2005 and 2006, respectively, with acceleration of the exercisability upon the occurrence of certain specified "change of control" events.

Aggregated 2002 Option Exercises and 2002 Year-End Option Values

        The following table sets forth certain information regarding the exercise of stock options during 2002 by the named executive officers and the number and value of their unexercised stock options at December 31, 2002.

			Number of Unexercised Options at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
	Shares Acquired On Exercise (#)
Name		Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Neal C. Hansen	—	—	195,900	—	459,254	—
John P. Pogge	—	—	44,664	—	77,490	—
Edward C. Nafus	—	—	160,120	—	—	—
William E. Fisher	—	—	—	—	—	—
Peter E. Kalan	—	—	14,100	—	33,285	—

(1)
"In-the-Money Options" are options outstanding at the end of 2002 for which the fair market value of the Common Stock at the end of 2002 (closing price of $13.65 per share on December 31, 2002) exceeded the exercise price of the options.

Employment Agreements

Mr. Hansen

        Mr. Hansen currently is employed by the Company pursuant to an employment agreement entered into in November 1998 and amended on four occasions thereafter (the "Agreement"). The initial term of the Agreement was from November 17, 1998, through December 31, 2001. On December 31 of each year during its term, the term of the Agreement automatically is extended by one year unless, not later than one year prior to a particular December 31, either the Company or Mr. Hansen notifies the other that such extension shall not occur, in which case the Agreement will terminate at the end of its then remaining term. The current expiration date of the Agreement is December 31, 2005.

        The Agreement provides for Mr. Hansen to receive an annual base salary of not less than $400,000 (with annual Consumer Price Index ("CPI") adjustments). Mr. Hansen also has the opportunity under the Agreement to earn an annual incentive bonus of not less than 65% of his base salary if the objectives established annually by the Board are fully achieved. The Agreement also provides certain group insurance coverages, paid vacations and holidays, an automobile allowance, certain expenses of club membership, the right to personal use of the Company's aircraft and various other benefits to Mr. Hansen, including but not limited to certain income tax "gross-up" payments in connection with such aircraft usage.

        Mr. Hansen's employment will terminate upon his death, and the Company may terminate Mr. Hansen's employment in the event of his disability for a continuous period of more than six months or for more than 180 days in the aggregate during any 12-month period. The Company also may terminate Mr. Hansen's employment for "cause", as defined in the Agreement. In the cases of death or disability, Mr. Hansen (or his estate) would be entitled to receive his base salary through the employment termination date and a pro rata portion of his annual incentive bonus for the year in which his employment terminates. In the case of termination for cause, Mr. Hansen is not entitled to receive any portion of his incentive bonus for the year in which his employment terminates.

        If the Company terminates Mr. Hansen's employment without cause prior to a change of control of the Company, then Mr. Hansen is entitled to continue to receive his base salary for the remaining term of the Agreement (less compensation received from other employment), his full incentive bonus for the year in which his employment terminates (payable at the regularly scheduled time) and an additional amount equal to 195% of his base salary in effect at the time of the employment termination (the latter amount being payable 50% one year after the termination and 50% two years after the termination). If the Company terminates Mr. Hansen's employment without cause after a change of control of the Company, then he is entitled to receive the amounts referred to in the preceding sentence, but the payment times generally are accelerated to 30 days after the effective date of the employment termination. "Change of Control" is defined in the Agreement and includes among other events various types of mergers, dissolutions or changes in ownership of the Company or its principal operating subsidiary, certain acquisitions of significant amounts of the voting stock of the Company and certain changes in the composition of the Board.

        If the Company or a permitted successor to the Company materially alters Mr. Hansen's duties and responsibilities under the Agreement or assigns to Mr. Hansen duties and responsibilities inappropriate to the chief executive officer of the Company without Mr. Hansen's consent, then Mr. Hansen may resign from his offices and positions with the Company (without further obligation to perform any services) and will be entitled to receive the compensation described in the applicable sentence of the preceding paragraph, depending upon whether such event occurs before or after a change of control of the Company.

        If any payments made to Mr. Hansen under the preceding two paragraphs cause Mr. Hansen to be subject to excise taxes on "excess parachute payments" under the Internal Revenue Code, then the Company is obligated to reimburse Mr. Hansen for such excise taxes and for any additional income, excise or other taxes which he incurs as a result of such reimbursements.

        If Mr. Hansen voluntarily resigns prior to the expiration of the Agreement, he is entitled to receive only his base salary through the employment termination date (unless such date is December 31, in which case he also is entitled to receive his incentive bonus for the year of termination.)

        The Agreement also contains provisions which prohibit Mr. Hansen from competing with the Company or soliciting the Company's employees for a period of one year after the termination of his employment for any reason.

        The Agreement provides that if Mr. Hansen remains in the employ of the Company until the earlier of his reaching the age of 65 years or the termination of his employment with the Company after the occurrence of a change of control of the Company or under certain other specified circumstances, then, for a period of 10 years after the termination of Mr. Hansen's employment with the Company, he agrees to serve as a consultant to the Board and chief executive officer of the Company with respect to the strategic planning and business development activities of the Company and to provide up to 20 hours of service per month to the Company in such capacity upon the request of the Company. In consideration of his agreement to provide such consulting services, during the 10-year period referred to above (i) Mr. Hansen and other persons designated by him will be entitled to reasonable personal use of the Company's aircraft (or an equivalent charter aircraft if a Company aircraft is not available) for up to 40,000 miles of air travel per year and (ii) the Company will provide a private office and certain related services and facilities to Mr. Hansen at a location other than the Company's offices, with a maximum annual cost of $40,000 (adjusted annually for CPI increases). If Mr. Hansen is required to pay any income taxes by reason of such aircraft usage or office and related services and facilities, then the Company is required to reimburse him for such income taxes and for any additional income taxes arising from the tax reimbursements.

Mr. Pogge

        In November 1998 the Company entered into an employment agreement with Mr. Pogge, which generally is similar to Mr. Hansen's agreement, except that Mr. Pogge's minimum annual base salary is $290,000 (with CPI adjustments), his annual incentive bonus target is not less than 60% of his base salary and his additional payment in the event of termination without cause is an amount equal to 180% of his base salary, and the agreement does not provide for personal use of the Company's aircraft or for post-termination consulting services by Mr. Pogge. The current expiration date of Mr. Pogge's agreement is December 31, 2005.

Messrs. Nafus, Fisher and Kalan

        In November 1998, September 2001 and January 2001, the Company entered into employment agreements with Messrs. Nafus, Fisher and Kalan, respectively. The agreements currently cover the period from January 1, 2003, through December 31, 2004, and provide for automatic one-year extensions (similar to Mr. Hansen's). Mr. Nafus' agreement provides for a minimum annual base salary of $262,500 (with CPI adjustments), an annual incentive bonus target of not less than 55% of his base salary and various group insurance coverages. Mr. Fisher's agreement provides for a minimum annual base salary of $335,000 (with CPI adjustments), an annual incentive bonus target of not less than 55% of his base salary and various group insurance coverages. Mr. Kalan's agreement provides for a minimum annual base salary of $225,000, an annual incentive bonus target of not less than 50% of his base salary and various group insurance coverages. The provisions of these agreements in the cases of termination for death, disability or cause are the same as in Mr. Hansen's agreement. If the Company terminates the employment of Mr. Nafus, Mr. Fisher or Mr. Kalan without cause prior to a change of control of the Company, then the Company must continue to pay such person's base salary for one year after the termination (less compensation received from another employer) and also must pay such person's annual incentive bonus for the year of termination and an additional amount equal to 55% (in the case of Mr. Nafus and Mr. Fisher) or 50% (in the case of Mr. Kalan) of such person's base salary (payable one year after the termination). If the termination without cause occurs after a change of control, then the Company must pay (within 30 days after the termination) the person's base salary for two years, the annual incentive bonus for the year of termination and an additional amount equal to 110% (in the case of Mr. Nafus and Mr. Fisher) or 100% (in the case of Mr. Kalan) of such person's base salary. The provisions of these agreements relating to a constructive termination require that the employee give notice to the Company of a claimed constructive termination, and the Company then has an opportunity to take appropriate actions to remove the basis for such claim.

        Each of the Company's executive officers has waived the annual CPI adjustment to his base salary for 2003.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors, provides oversight with respect to the compensation and benefits policies, plans and programs of the Company for the executive management of the Company and its subsidiaries and, to the extent not otherwise determined by contract or formal plan, reviews and recommends to the Board salaries, bonuses and other benefits and compensation for the executive officers of the Company. The Committee currently is composed of Messrs. Reznicek, Sica (Chairman) and Smith.

Compensation Philosophy

        The Company's executive compensation program is premised on the belief that the interests of the Company's executives should be closely aligned with those of the Company's stockholders and is designed to attract, retain, motivate and appropriately reward individuals who are responsible for both short-term and long-term profitability and growth of the Company. Based on this philosophy, a significant portion of each executive's total compensation is placed at-risk and linked to the accomplishment of specific Company and individual financial, strategic and other performance objectives, as well as to potential appreciation in the value of the Common Stock.

Compensation Program

        Each year we review the Company's overall executive compensation program. Such review includes consideration of compensation programs adopted by competing companies and by other employers likely to recruit executives with skill sets similar to those which the Company regularly seeks. At our request, the Company engages an independent compensation consulting firm to prepare a comprehensive formal assessment of the competitiveness of the Company's executive compensation and compares the several components of the Company's executive compensation program with those of other publicly owned technology companies.

        We annually review and recommend to the Board the compensation of the executive officers of the Company, including the Chief Executive Officer, whose compensation is presented in detail earlier in this Proxy Statement; and, in consultation with management of the Company, we establish the Company's policies with respect to its executive compensation program generally.

        The key elements of the Company's executive compensation program consist of base annual salaries, performance bonuses, stock options and restricted stock.

        Our approach to each of these elements, including the basis for the compensation paid to Mr. Hansen, are discussed below.

Base Annual Salaries

        We initially determine base annual salaries for executive officers by evaluating the responsibilities of the position, the experience and knowledge of the individual and the scope and complexity of the executive's position relative to other senior management positions both internally and at a select group of other companies. We base our external comparison on the results of the report prepared by the Company's independent compensation consulting firm, and we take into consideration the compensation practices and programs of other companies which are likely to compete with the Company for the services of senior executive management personnel.

        We determine annual base salary adjustments by evaluating both the position and the performance of each executive officer, taking into account any year-to-year changes in responsibilities and other relevant factors. Individual performance ratings are based in part on the executive's achievement of specific individual objectives. We also take into account CPI changes, although these have not been a significant consideration in recent years.

        With respect to the base salary paid to Mr. Hansen in 2002, we took into account a comparison of base salaries of chief executive officers of peer companies, the Company's performance in 2001 and our assessment of Mr. Hansen's individual performance. Based upon this evaluation, we recommended to the Board and the Board approved an increase in Mr. Hansen's base salary by $100,000 to $750,000 for 2002.

Performance Bonuses

        The Company maintains a Performance Bonus Plan (the "Bonus Plan"), which provides for the payment of performance bonuses to most management employees of the Company who do not receive sales commissions. Executive officers of the Company participate in the Bonus Plan, which is a pay-for-performance plan designed to compensate participants for achieving certain objectives established in the context of the Company's annual financial plan.

        Annually, at the beginning of each year, we review and recommend to the Board targeted levels and minimum threshold levels of Company performance with respect to key financial objectives affecting the executive officers' performance bonuses. For executive officers of the Company, the performance bonus objectives are based primarily upon revenue and earnings of the Company. The Company pays performance bonuses during the first calendar quarter after the year in which they are earned. The Company's 2002 revenue and earnings on a combined basis resulted in a performance bonus payment at 70% of the target level, and the 2002 performance bonus payments to the Company's executive officers therefore ranged from 45.5% of year-end base salary to 70% of year-end base salary.

        Mr. Hansen's performance bonus for 2002 was based on the Company's overall revenue and earnings. Mr. Hansen earned a performance bonus of $525,000 for 2002, representing 70% of his 2002 base salary, based upon the levels of achievement of the applicable Company targets.

Stock Options and Restricted Stock

        A further component of executive officers' compensation is the Company's 1996 Stock Incentive Plan, pursuant to which during 2002 the Company granted options to purchase shares of Common Stock and awarded restricted shares of Common Stock to its executive officers. We are responsible for the administration of such plan and the granting of stock options and other awards under such plan to executive officers and other employees of the Company.

        In January 2002 we granted stock options to Mr. Hansen and the other named executive officers of the Company as set forth in the table above under "Option Grants in 2002". The option price was $34.95 per share, which was the closing price of the Company's Common Stock on the grant date. In April 2002, in connection with the successful completion of the acquisition of the business and assets of Kenan Systems Corporation, we made an additional option grant to Mr. Fisher as set forth in such table; the price per share at the time of such grant was $24.81.

        During June and July 2002 the price of the Company's Common Stock continued to decline, and management of the Company became concerned that the stock options then held by key members of the Company's management team, most of which had exercise prices substantially greater than the then current market price of the Common Stock, provided minimal long-term retention incentive for such persons. In addition, assuming the Company's normal pattern of annual option grants to its key employees (approximately 400 persons in 2002) and initial grants to new key employees, management projected that the Company's plans under which stock option grants could be made would have few shares available for grants after 2003, and investor sentiment in general in mid-2002 suggested that there was limited potential for obtaining stockholder approval of additional authorized shares for such plans.

        Management of the Company requested its independent compensation consulting firm to develop a program that would enable the Company to restructure certain of its then outstanding stock options so as to enhance the retention effectiveness of the Company's stock incentive plans for the senior executives of the Company and its subsidiaries, reduce the number of shares covered by outstanding stock options, increase the number of shares available for future grants under the Company's 1996 Stock Incentive Plan (which is the only plan under which stock option grants or other stock awards can be made to the Company's executive officers) and minimize the financial statement expense that would result from any such restructuring.

        The Company's independent compensation consulting firm recommended a program which would allow the executive officers of the Company and certain other key executives of the Company's subsidiaries to exchange certain outstanding stock options for restricted shares of Common Stock. After extensive review of the proposed program, we authorized Mr. Hansen, who had indicated an interest in participating in such program, to present the program to the other executive officers and to certain other key executives of the Company's subsidiaries. We also considered potential future stock option grants to those executives of the Company who elect to participate in the restricted stock program but took no action during 2002 with respect to any such grants.

        On August 30, 2002, Mr. Hansen reported to the Committee that he and each of the other four executive officers of the Company and one other executive of a Company subsidiary desired to participate in the program. On that date, we granted restricted stock awards to each of such six persons. We granted one share of restricted stock in exchange for the surrender and cancellation of three shares covered by stock options having an exercise price of more than $25 (more than $24.80 in the case of Mr. Fisher) per share but not more than $30 per share and the surrender and cancellation of four shares covered by stock options having an exercise price of more than $30 per share. In determining such exchange ratios, we considered, among other things, the total number of shares involved in the exchange, the estimated values of the options being surrendered and the break-even value of the exchange. Additional details of such awards appear in the Summary Compensation Table appearing earlier in this Proxy Statement and in footnote (3) to such table.

        Mr. Hansen had available for surrender outstanding stock options covering a total of 1,390,000 shares, which would have entitled him to a restricted stock award of 380,833 shares based upon the exchange formula referred to above. However, because of a 480,000-share limit on awards to any one recipient under the Company's 1996 Stock Incentive Plan during a single calendar year and Mr. Hansen's receipt in January 2002 of a stock option grant covering 370,000 shares, we were able to grant Mr. Hansen a restricted stock award covering only 110,000 shares. Mr. Hansen advised us that he would be willing to surrender the options covering all of such 1,390,000 shares (including the 370,000 shares covered by the January 2002 grant) at the time of such August 2002 award with the informal understanding that at the beginning of 2003 the Compensation Committee of the Board would grant to him an additional restricted stock award covering 270,833 shares of Common Stock. With that understanding we made the grant to Mr. Hansen of 110,000 restricted shares in August 2002 and granted the remaining 270,833 restricted shares to him in January 2003. Pending the grant of such 2003 restricted stock award, we recommended and the Board approved an amendment of Mr. Hansen's employment agreement to provide for the payment to him of a contingent bonus (based on the value of 270,833 shares of Common Stock) upon the occurrence of any of certain specified events prior to such grant. Upon our grant to Mr. Hansen of such 270,833 restricted shares in January 2003, such contingent bonus provision ceased to be in effect. No contingent bonus was paid to Mr. Hansen pursuant to such provision.

        As noted in footnote (3) to the Summary Compensation Table appearing earlier in this Proxy Statement, awards covering a total of 395,936 shares of restricted stock were made to the five executive officers of the Company in August 2002 and an additional award covering 270,833 shares of restricted stock was made to Mr. Hansen in January 2003 in exchange for the surrender and cancellation of outstanding stock options held by such executive officers covering a total of 2,403,750 shares of Common Stock. As also noted in such footnote (3), we made a separate restricted stock award of 30,000 shares to Mr. Kalan in August 2002 in recognition of his prior and anticipated future services to the Company.

Conclusion

        Through the programs described above, we have based significant portions of the Company's executive compensation directly upon individual and Company performance and upon potential stock price appreciation. We presently intend to continue a policy linking executive compensation to Company performance and stockholder return.

Frank V. Sica, Chairman Bernard W. Reznicek Donald V. Smith
Compensation Committee of the Board of Directors

STOCK PRICE PERFORMANCE

        The following graph assumes $100 invested on December 31, 1997, in the Common Stock, in the S&P 500 Index and in the Company's Standard Industrial Classification ("SIC") Code Index: Computer Processing and Data Preparation and Processing Services.

COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
COMPANIES, PEER GROUPS, INDUSTRY INDEXES, AND/OR BROAD MARKETS

INDEPENDENT PUBLIC ACCOUNTANTS

        The firm of KPMG LLP served as the Company's independent public accountants for 2002.

        The Company expects that a representative of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and that such representative will be available to respond to appropriate questions.

        The firm of Arthur Andersen LLP served as the Company's independent public accountants for 2001 and in January 2002 was selected by the Board to serve in such capacity for 2002. Because of the subsequent criminal indictment and other legal and professional problems of Arthur Andersen LLP, upon the recommendation of the Audit Committee of the Board, on May 23, 2002, the Board rescinded such selection and on June 17, 2002, selected KPMG LLP to audit the financial statements of the Company and its subsidiaries for 2002. Neither the report of Arthur Andersen LLP on the financial statements of the Company for 2001 nor the report of KPMG LLP on the financial statements of the Company for 2002 contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period from January 1, 2001, through May 23, 2002, there were no disagreements by the Company with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

        The Company has paid or expects to pay KPMG LLP the following fees in connection with the annual audit and quarterly reviews of the Company's financial statements for 2002 and for other audit-related and non-audit services provided to the Company during such year:

Audit Fees(1)	$265,375
Audit Related Fees(2)	$8,200
Financial Information Systems Design and Implementation Fees	None
All Other Fees(3)	$584,956

(1)
Audit Fees consist of fees for the Company's 2002 annual audit and quarterly reviews and for accounting consultation relating to such audit.
(2)
Audit Related Fees consist of fees for an audit of an employee benefit plan.
(3)
All Other Fees consist of fees for corporate tax services and for various post-acquisition accounting and tax services and analyses relating to the Kenan Business acquired by the Company in February 2002.

        The Audit Committee of the Board has considered whether the provision by KPMG LLP of the non-audit services for which the fees (other than Audit Fees) listed above were paid is compatible with maintaining the independence of such accountants.

        The Company has not selected independent public accountants for 2003 because such selection has not yet been considered by the Board or the Audit Committee of the Board.

REPORT OF THE AUDIT COMMITTEE

        A revised written charter for the Audit Committee was adopted by the Board in November 2002. The complete text of such revised Audit Committee Charter appears as an appendix to this Proxy Statement.

        The purpose of the Audit Committee, as set forth in its charter, is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        We have implemented procedures to assure that the Audit Committee performs each of its responsibilities under the charter. During 2002, and thereafter through the completion of the audit of the Company's financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company's independent public accountants.

        We reviewed and discussed both with management of the Company and with the Company's independent auditors, KPMG LLP, the Company's audited financial statements for 2002.

        We also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        We received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG LLP its independence.

        Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited financial statements of the Company for 2002 be included in the Company's Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Bernard W. Reznicek, Chairman George F. Haddix Janice I. Obuchowski
Audit Committee of the Board of Directors

OTHER MATTERS

        Because no stockholder has given the Company timely written notice of business not discussed in this Proxy Statement which such stockholder intends to bring before the Annual Meeting, under the bylaws of the Company no stockholder may properly bring any other business before the Annual Meeting. As of the date of this Proxy Statement, the Company does not know of any matter that may come before the Annual Meeting other than the matters discussed in this Proxy Statement; however, if any other matter is properly presented at the Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Under the bylaws of the Company, a stockholder who wishes to bring any business before the 2004 annual meeting of stockholders of the Company must give advance written notice to the Company of such business and of any proposal which such stockholder wishes to have included in the Company's proxy statement and on the Company's proxy card for such annual meeting. The notice must be sent to the Secretary of the Company at the principal executive office of the Company, must be received by the Secretary of the Company not later than December 5, 2003, and must contain certain information required by the bylaws of the Company. Such advance notice requirement applies to all matters even if a stockholder does not seek to include in the Company's proxy statement a proposal with respect to a particular matter.

        The bylaws of the Company also provide that stockholder nominations of persons for election to the Board of Directors are subject to certain advance notice and informational requirements.

        Copies of the Company's bylaws are available to stockholders upon request made to the Secretary of the Company at the address set forth on the first page of this Proxy Statement.

        The bylaw requirements referred to above do not supersede the conditions and requirements established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy materials for a meeting of stockholders, and in that regard stockholders also must comply with the applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        In some cases, only one copy of this Proxy Statement and the Company's annual report is being delivered to multiple stockholders who share an address, unless the Company has received contrary instructions from one or more of such stockholders. Upon written or oral request, the Company promptly will deliver a separate copy of this Proxy Statement and the Company's annual report to a stockholder at a shared address to which only a single copy of such documents was delivered. To request a separate delivery of such documents now or in the future, a stockholder may submit a written request to the Investor Relations Department of the Company at the address appearing on the first page of this Proxy Statement or may submit an oral request to such department at (303) 796-2850. Stockholders sharing an address who currently receive multiple copies of the Company's proxy statements or annual reports and who would rather receive only a single copy of either or both of such documents may request such delivery by writing or calling the Investor Relations Department of the Company in the manner described above.

By Order of the Board of Directors,

Joseph T. Ruble Secretary

April 3, 2003

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY. A PROMPT RESPONSE WILL FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND THE COMPANY WILL APPRECIATE YOUR COOPERATION. STOCKHOLDERS OF RECORD WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

Appendix

CSG SYSTEMS INTERNATIONAL, INC.
AUDIT COMMITTEE CHARTER

I.
Purpose

        The purpose of the Audit Committee (the "Audit Committee") of the Board of Directors (the "Board") of CSG Systems International, Inc. (the "Company") is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

        The Company's independent auditors ultimately are accountable to the Board and the Audit Committee as representatives of the stockholders of the Company. The Board and the Audit Committee, as representatives of the stockholders of the Company, have the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the Company's independent auditors.

II.
Composition

        The Audit Committee shall be composed of three or more members of the Board, each of whom shall be an "independent director" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers (the "NASD") and any other applicable rules of the NASD, each of whom shall be independent based upon the criteria set forth in Section 10A(m)(3) of the Securities and Exchange Act of 1934, and each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement. At all times the Audit Committee shall have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such member's financial sophistication (such as being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities).

        The Board shall appoint the members of the Audit Committee at such times as the Board may deem necessary or appropriate, and the members of the Audit Committee shall serve at the pleasure of the Board.

        The Board from time to time shall appoint from among the members of the Audit Committee a chairperson of the Audit Committee who shall serve in such capacity at the pleasure of the Board.

III.
Meetings and Actions

        The Audit Committee shall meet at least quarterly, either in conjunction with the quarterly meetings of the Board or at such other or additional times as the Audit Committee shall determine. The chairperson of the Audit Committee or any two members of the Audit Committee may call a meeting of the Audit Committee at any time upon notice given in accordance with the bylaws of the Company.

        The Audit Committee shall keep regular minutes of its meetings and shall report to the Board on its actions and other matters set forth in this Charter at such times as the Board or this Charter may require and at such other times as the Audit Committee may deem necessary or appropriate.

        Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

        At all meetings of the Audit Committee, a majority of the then members of the Audit Committee shall constitute a quorum for the transaction of business; and the vote of a majority of the members of the Audit Committee at any meeting of the Audit Committee at which a quorum is present shall be the act of the Audit Committee.

1

        Any actions required or permitted to be taken at a meeting of the Audit Committee may be taken without a meeting if (i) all members of the Audit Committee consent to such action in writing and (ii) such written consents are filed with the minutes of meetings of the Audit Committee.

        The Audit Committee may delegate to its chairperson or another member of the Audit Committee the performance of any of the responsibilities of the Audit Committee, either in a specific instance or on a continuing basis. In the event of such a delegation, the person to whom such performance is delegated shall report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out.

        To the extent not inconsistent with this Charter, the provisions of the bylaws of the Company applicable to committees of the Board shall be applicable to the Audit Committee except that only the Board may appoint members of the Audit Committee.

IV.
Responsibilities

        To accomplish its purpose, the Audit Committee shall:

        1.    Recommend to the Board the independent auditors to be selected by the Board; evaluate the performance of the Company's independent auditors; and, if appropriate, recommend that the Board replace the Company's independent auditors.

        2.    At least annually obtain from the Company's independent auditors the written disclosures and the letter required by Independence Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, issued by the Independence Standards Board and discuss with the Company's independent auditors the independence of such auditors; actively engage in a dialogue with the Company's independent auditors with respect to any relationships or services disclosed in such written disclosures and letter which may impact the objectivity and independence of such independent auditors; and take, or recommend that the Board take, appropriate actions to oversee the independence of the Company's independent auditors.

        3.    Approve (i) all audit and non-audit services to be provided to the Company by the Company's independent auditors and the scope of such services in advance of the performance of such services and (ii) the terms of the engagement and compensation of the Company's independent auditors.

        4.    Meet with the Company's independent auditors prior to each annual audit to review the planning, staffing, scheduling, scope, and any anticipated special emphases of such audit and, if necessary, meet with the Company's independent auditors during the course of such audit with respect to any changes in any of such matters.

        5.    Oversee the work of the Company's independent auditors undertaken for the purpose of preparing or issuing an audit report or performing related work.

        6.    Review and discuss with the Company's independent auditors (i) any problems or difficulties such auditors are encountering or may have encountered in connection with an annual audit or any interim financial statement review, (ii) any disagreements between management of the Company and the Company's independent auditors regarding the application of any accounting principles or other matters, and (iii) any audit or other financial statement adjustments, revisions, or clarifications proposed by the Company's independent auditors which were not made by the Company.

        7.    Resolve any disagreements between management of the Company and the Company's independent auditors regarding financial reporting.

        8.    Review any management letter or other recommendations for the improvement of the Company's accounting practices or internal controls provided to the Company by the Company's independent auditors and the Company's response to such letter.

2

        9.    Review significant changes in the Company's accounting principles or practices, financial reporting policies, or internal controls proposed by management of the Company or recommended by the Company's independent auditors.

        10.  Review an analysis prepared by management of the Company and the Company's independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

        11.  Review and discuss at least annually with the Company's independent auditors the judgments of such auditors with respect to (i) the quality, appropriateness, and acceptability of the Company's accounting principles as applied in the Company's financial reporting, (ii) the adequacy and clarity of the disclosures made in the Company's financial statements, (iii) the application of particular accounting principles or practices to significant new transactions or events involving the Company, (iv) the adequacy and effectiveness of the Company's internal accounting and financial controls, and (v) the Company's compliance with its established accounting practices and procedures and system of internal controls.

        12.  Review and discuss with management of the Company and the Company's independent auditors the Company's annual audited financial statements.

        13.  Discuss with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, issued by the Auditing Standards Board of the American Institute of Certified Public Auditors.

        14.  Obtain appropriate assurances from the Company's independent auditors that the requirements of Section 10A of the Securities Exchange Act of 1934 have been satisfied in connection with each audit of the Company's financial statements and receive from the Company's independent auditors and review the reports required by Section 10(A)(k) of the Securities Exchange Act of 1934.

        15.  Make the report to the Board required by Item 306 of Regulation S-K of the Securities and Exchange Commission, including but not limited to a recommendation with respect to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

        16.  Review with management of the Company and the Company's independent auditors the Company's quarterly financial statements to be included in the Company's quarterly report on Form 10-Q prior to the filing of such report.

        17.  Review with the Company's general counsel legal matters that may have a material impact on the Company's financial statements and any material reports or inquiries received from any governmental agency or other regulatory body.

        18.  Meet at least annually with the Company's chief financial officer and independent auditors, in separate executive sessions, to discuss any matters relating to the financial statements and accounting practices of the Company which have not been addressed by the Audit Committee in the performance of its responsibilities set forth in the preceding Paragraphs 1 through 17 and which the Audit Committee, the chief financial officer, or the independent auditors may consider appropriate for discussion.

        19.  Meet at least annually, in executive session, with the senior person responsible for any internal audit function of the Company, whether performed with the Company's own employees or on an outsourced basis, (i) to review the scope of such internal audit function, (ii) to receive a report on the type, extent, and results of the Company's internal audit activities since the last such report, and (iii) to discuss any matters relating to the financial statements, accounting practices, and internal controls of the Company which the Audit Committee or such internal auditor may consider appropriate for discussion.

3

        20.  At least annually review the staffing of the Company's financial management, accounting, and internal audit functions and assess the adequacy of such staffing and the performance and competence of the Company's senior personnel responsible for such functions.

        21.  Review and concur in the appointment, replacement, reassignment, or dismissal of the Company's chief financial officer, principal accounting officer, and senior internal auditor and the compensation packages for each of such persons.

* * *

        The Audit Committee at all times shall have direct and unrestricted access to the Company's independent auditors and to those employees of the Company and its subsidiaries or other persons (including but not limited to persons responsible for any internal audit function of the Company) whose duties or knowledge may assist the Audit Committee in carrying out its responsibilities under this Section IV.

        The Company's independent auditors at all times shall have direct and unrestricted access to the Audit Committee and may communicate directly with the Audit Committee at any time.

* * *

        While the Audit Committee has the responsibilities set forth in this Section IV, the Audit Committee does not have the duty to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and have been prepared in accordance with generally accepted accounting principles, such matters being the responsibility of management of the Company and the Company's independent auditors.

V.
Independent Counsel and Other Advisers

        The Audit Committee shall have the authority to engage independent counsel and other advisers as the Audit Committee may deem necessary to carry out its responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any independent counsel and other advisers so engaged by the Audit Committee.

VI.
Annual Review of Charter

        At least annually the Audit Committee shall review and reassess the adequacy of this Charter and recommend to the Board any proposed changes in this Charter.

4

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCSGC2

PROXY

CSG SYSTEMS INTERNATIONAL, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby constitutes and appoints Neal C. Hansen and John P. Pogge, and each or either of them, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Corporation") standing in the name of the undersigned at the annual meeting of stockholders of the Corporation to be held at the office of the Corporation, 7887 E. Belleview Avenue, Suite 1000, Englewood, Colorado, at 8:30 a.m. (Mountain Time) on May 30, 2003, and at any adjournments thereof, on the matter set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or any adjournments thereof.

        THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AS DIRECTORS SET FORTH ON THE REVERSE SIDE HEREOF.

        The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Corporation to be held on May 30, 2003, the Proxy Statement of the Corporation for such Annual Meeting, and the 2002 Annual Report of the Corporation.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CSG SYSTEMS
INTERNATIONAL, INC.
c/o EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Voter Control Number
 [                                                 ]
 Your vote is important. Please vote immediately.

Vote-by-Internet 1. Log on to the Internet and go to http://www.eproxyvote.com/csgs. 2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.	OR	Vote-by-Telephone 1. Call toll-free 1-877-PRX-VOTE (1-877-779-8683) 2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZCSGC1

☒  Please mark
      votes as in
      this example.

1. Election of Directors.

Nominees:    (01) George F. Haddix    (02) Neal C. Hansen    (03) Frank V. Sica

FOR ALL NOMINEES  ☐        ☐  WITHHELD FROM ALL NOMINEES

☐	For all nominees except as noted above
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT ☐

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Corporations, partnerships and limited liability companies should sign in their names by an authorized officer, partner, member or manager.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 30, 2003
BENEFICIAL OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS
Summary Compensation Table
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PRICE PERFORMANCE
INDEPENDENT PUBLIC ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE
OTHER MATTERS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS